Exhibit 10.1
EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”) is entered into as of February 20, 2020 by and among Northern Oil and Gas, Inc., a Delaware corporation (the “Company”), TRT Holdings, Inc., a Delaware corporation (“TRT”), Cresta Investments, LLC, a Delaware limited liability company “Cresta Investments”), Cresta Greenwood, LLC, a Delaware limited liability company (“Cresta Greenwood”) and Robert B. Rowling, an individual (“Rowling” and, each of Rowling, TRT, Cresta Investments and Cresta Greenwood, a TRT Holder, and together, the “TRT Holders” and, together with the Company, the “parties”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Certificate of Designations (as defined below).

WHEREAS, as of the date hereof, the TRT Holders collectively beneficially own (i) a number of shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) in excess of the Conversion Cap and (ii) 21,894 shares of the Company’s 6.5% Series A Perpetual Cumulative Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), issued by the Company pursuant to that certain Certificate of Designations filed with the Secretary of State of the State of Delaware on November 22, 2019 (as amended, the “Certificate of Designations”);

WHEREAS, the Certificate of Designations contains limitations on the ability of the Company to effect mandatory conversions of, and of Holders to elect to convert, shares of Preferred Stock held by Holders that, after giving effect to any such conversion, would beneficially own a number of shares of Common Stock in excess of the Conversion Cap;

WHEREAS, until such time as the TRT Holders cease to collectively beneficially own a number of shares of Common Stock greater than or equal to the Conversion Cap, the Company and the TRT Holders desire to provide for the exchange of shares of Preferred Stock held by the TRT Holders (including, for the avoidance of doubt, any shares of Preferred Stock acquired by any TRT Holder after the date of this Agreement) for shares of Common Stock upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained in this Agreement, the parties hereto agree as follows:

1.Term. The term of this agreement will begin on the date hereof and terminate on the date on which the TRT Holders collectively beneficially own a number of shares of Common Stock that is less than the Conversion Cap.

2.Exchange of Preferred Stock for Common Stock.

a.Notwithstanding anything to the contrary in the Certificate of Designations, in the event (i) the Company announces a mandatory conversion of any shares of Preferred Stock held by a TRT Holder on the relevant Mandatory Conversion Date in accordance with, and subject to the terms of, the Certificate of Designations (including but not limited to the terms, conditions, limitations and other provisions of Section 8 thereof) or (ii) a TRT Holder provides written notice of its election to convert any shares of Preferred Stock held by such TRT Holder on the relevant Conversion Date in accordance with, and subject to the terms of, the Certificate of Designations (including but not limited to the terms, conditions, limitations and other provisions of Sections 7 and 9(b) thereof), the Company and such TRT Holder agree to exchange the number of Conversion Shares (as defined below) set forth in Section 2(b) for such shares of Preferred Stock (such shares of Preferred Stock, the “Exchanged Shares”).

b.On each Conversion Date or Mandatory Conversion Date (each such date, or such other date as may be mutually agreed by the parties, an “Exchange Closing Date”), the Company shall deliver to the applicable TRT Holder in respect of each applicable Exchanged Share, a number of shares (the “Conversion Shares”) of Common Stock equal to (i) the Conversion Rate plus (ii) the amount of any accumulated and unpaid dividends on such Exchanged Share through the Exchange Closing Date (including dividends accrued and unpaid on previously unpaid dividends), whether or not declared, divided by the Conversion Price (together with a cash payment in lieu of any fractional share); provided that the amount of Conversion Shares and cash deliverable pursuant to this Section 2(b)

shall be reduced by the amount of Common Stock and cash, if any, delivered to such TRT Holder in respect of such Exchanged Shares pursuant to the Certificate of Designations, regardless of whether such delivery was permitted under the terms of the Certificate of Designations.

c.On each Exchange Closing Date, the applicable TRT Holder shall effect by book entry transfer, in accordance with the procedures of The Depository Trust Company, the delivery to the Company of the applicable Exchanged Shares. The parties hereto acknowledge and agree that, upon any TRT Holder’s receipt of any Conversion Shares, such TRT Holder shall be deemed to have irrevocably waived any and all rights with respect to the applicable Exchanged Shares, whether arising under the Certificate of Designations or otherwise.

3.Conditions to Closing.

a.Company’s Conditions. The obligation of the Company to consummate any exchange pursuant to this Agreement shall be subject to the prior satisfaction or waiver of the conditions contained in this Section 3(a) as of the applicable Exchange Closing Date:

i.The representations and warranties of the applicable TRT Holder set forth in Section 4(b) shall be true and correct on and as of the date hereof and the applicable Exchange Closing Date, as if made on and as of the Exchange Closing Date (but if specified to be given as of a specified date, shall be given as of such date).

ii.The applicable TRT Holder shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by such TRT Holder hereunder on or prior to the applicable Exchange Closing Date.

iii.The applicable TRT Holder shall have delivered or caused to be delivered to the Company the applicable Exchanged Shares in accordance with Section 2(c).

b.Conditions of the TRT Holders. The obligation of any TRT Holder to consummate any exchange pursuant to this Agreement shall be subject to the prior satisfaction or waiver of the conditions contained in this Section 3(b) as of the applicable Exchange Closing Date:

i.The representations and warranties of the Company set forth in Section 4(a) shall be true and correct on and as of the date hereof and the applicable Exchange Closing Date, as if made on and as of the Exchange Closing Date (but if specified to be given as of a specified date, shall be given as of such date).

ii.The Company shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it hereunder on or prior to the applicable Exchange Closing Date.

iii.The Company shall have delivered to the applicable TRT Holder the applicable Conversion Shares (together with any applicable cash payment in lieu of fractional shares) in accordance with Section 2(b).

4.Representations and Warranties.

a.The Company hereby represents and warrants to the applicable TRT Holder that the following statements are true and correct as of the date hereof and as of each Exchange Closing Date:

i.Good Standing. It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

ii.Power and Authority. It has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement.
iii.Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on its part.
iv.Agreement. Assuming due and valid execution and delivery by the TRT Holders, this Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
v.Conversion Shares. The Conversion Shares have been duly authorized and, when issued and delivered in exchange for Exchanged Shares in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable, will have the rights, preferences and privileges specified in the Company’s governing documents and will be free and clear of all liens. There are no preemptive rights, rights of first refusal or similar rights associated with the issuance of the Conversion Shares.
b.Each TRT Holder (other than Rowling with respect to subparagraphs (i) - (iii) below) hereby jointly and severally represents and warrants to the Company that the following statements are true and correct as of the date hereof and as of each Exchange Closing Date:

i.Good Standing. It is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization.
ii.Power and Authority. It has all requisite limited liability company or corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement.
iii.Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary limited liability company or corporate action on its part.
iv.Agreement. Assuming due and valid execution and delivery by the Company, this Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
v.Ownership of Exchanged Shares. As of each Exchange Closing Date, it is the valid beneficial holder of the applicable Exchanged Shares, and all such Exchanged Shares are free and clear of any liens or other encumbrances and have not been pledged as collateral, and such TRT Holder is able to comply with its commitment to exchange such Exchanged Shares pursuant to the terms hereof.

5.Legend.

a.The parties agree and acknowledge that the certificates (or electronic equivalent) representing any Conversion Shares will initially bear a legend in substantially the following form:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY

NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

b.The Company shall, upon the written request of a TRT Holder, remove the restrictive legend described in Section 5(a) hereof upon the terms and subject to the conditions set forth in Section 12(b) of the Certificate of Designations.

6.Amendment and Waiver. No modification, amendment or waiver of any provision of this Agreement shall be effective against any TRT Holder or the Company unless such modification, amendment or waiver is approved in writing by such TRT Holder and the Company.

7.Governing Law. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

8.Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument, but will not be binding upon any party hereto unless and until executed and accepted by all parties hereto. When properly executed and accepted, this Agreement will be binding upon and inure to the benefit of the Company, the TRT Holders and each of their respective successors and permitted assigns. The execution and delivery of this Agreement by each party hereto may be evidenced by facsimile or other electronic transmission (including scanned documents delivered by email in pdf format), which will be binding upon all parties hereto.

9.Severability, Entire Agreement, Etc. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. Except as otherwise expressly set forth herein, this Agreement and the other agreements expressly mentioned herein embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TRT HOLDINGS, INC. /s/ Robert B. Rowling Name: Robert B. Rowling Title: Chief Executive Officer

CRESTA INVESTMENTS, LLC /s/ Paul A. Jorge Name: Paul A. Jorge Title: Secretary

CRESTA GREENWOOD, LLC /s/ Paul A. Jorge Name: Paul A. Jorge Title: Secretary

ROBERT B. ROWLING /s/ Robert B. Rowling Name: Robert B. Rowling

[Signature Page to Exchange Agreement]

NORTHERN OIL AND GAS, INC. /s/ Nicholas O’Grady Name: Nicholas O’Grady Title: Chief Executive Officer

[Signature Page to Exchange Agreement]